Exhibit 99.1

Zedge Announces Second Quarter Fiscal 2024 Results

New York, NY – March 15, 2024: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in building digital marketplaces and friendly competitive games around content that people use to express themselves, today announced results for its second quarter of fiscal 2024, ended January 31, 2024.

“I’m encouraged by the overall positive momentum we experienced during the second quarter as most of our businesses reported strong results,” said Jonathan Reich, Zedge’s chief executive officer. “Advertising revenue grew by over 18% from last year based on strong performance from the Zedge Marketplace. Additionally, Zedge+, the Zedge Marketplace’s subscription offering, reported 11% sequential and 24% year-over-year revenue growth. The introduction of iOS subscriptions in late fiscal 2023, coupled with upgrading our Android subscription offering, has resulted in revenue and margin expansion as we attract new subscribers that monetize at a premium when compared to the ad-supported tier. Zedge Premium grew by 21% from last year, benefitting from increased pAInt use as we continued to expand the opportunity both for Zedge Marketplace users and introduced the functionality on the web. When taken together with the ongoing optimization of our advertising stack, these factors led to record ARPMAU1 with 37% year-over-year growth.

Second Quarter Highlights (fiscal 2024 versus fiscal 2023)

•	Revenue increased 11.3% to $7.8 million;

•	GAAP operating loss of $11.9 million, compared to operating income of $1.5 million;

o	2024 GAAP operating income included a $11.9 million non-cash accounting write-down of intangible assets, while the 2023 quarter included a $1.8 million non-cash accounting benefit, both related to the GuruShots acquisition;

•	GAAP net loss and loss per share were ($9.2) million and ($0.66) compared to net income and EPS of $1.6 million and $0.11, respectively:

•	Non-GAAP net income[2] and EPS[2] were $0.5 million and $0.04 compared to $0.8 million and $0.06, respectively;

•	Adjusted EBITDA[2] increased by 8.4% to $1.5 million;

•	Zedge Premium Gross Transaction Value[1], or GTV, increased 22.5% to $0.54 million.
Select Financial Metrics: FY24 versus FY23*
(in $M except for EPS)	Q2 '24	Q2 '23	Change	YTD FY24	YTD FY23	Change
Total Revenue	$7.8	$7.0	11.3%	$14.9	$13.9	7.0%
Advertising Revenue	$5.5	$4.6	18.4%	$10.4	$9.1	14.3%
Digital goods and services	$0.9	$1.2	-26.4%	$1.9	$2.6	-27.7%
Subscription Revenue	$1.1	$0.9	24.4%	$2.1	$1.8	16.9%
Other Revenue	$0.3	$0.2	22.2%	$0.5	$0.4	20.1%
GAAP Operating Income (Loss)	$(11.9)	$1.5	nm	$(11.6)	$1.3	nm
Operating Margin	-153.5%	20.9%		-78.2%	9.1%
GAAP Net Income (Loss)	$(9.2)	$1.6	nm	$(9.2)	$1.4	nm
GAAP Diluted Earnings (Loss) Per Share	$(0.66)	$0.11	nm	$(0.66)	$0.10	nm
Non-GAAP Net Income	$0.5	$0.8	-39.5%	$1.0	$1.0	-0.7%
Non- GAAP Diluted Earnings Per Share	$0.04	$0.06	-38.7%	$0.07	$0.07	1.1%
Adjusted EBITDA	$1.5	$1.4	8.4%	$3.1	$2.4	29.4%
Cash Flow from Operations	$1.6	$0.0	nm	$2.8	$1.1	150.8%

nm = not measurable/meaningful

*	numbers may not add due to rounding

Select Zedge Marketplace Metrics: FY24 versus FY23*

(in MM except for ARPMAU and where noted)	Q2 '24	Q2 '23	Change
Total Installs - Cumulative	647.7	596.0	8.7%
MAU	28.8	32.2	-10.7%
Well-developed Markets	6.2	7.4	-15.6%
Emerging Markets	22.5	24.8	-9.2%
Active Subscriptions (in 000s)	648	654	-0.8%
ARPMAU	$0.072	$0.052	36.7%
Zedge Premium - Gross Transaction Value (GTV)	$0.54	$0.44	22.5%

*	numbers may not add due to rounding

[1]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

•	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30 days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

•	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

•	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is useful in evaluating how well we monetize our user base.

•	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

•	Total Installs – Cumulative measures the number of times the Zedge App has been downloaded since inception.

[2]	Throughout this release, Non-GAAP Net Income, Non-GAAP EPS and Adjusted EBITDA are non-GAAP financial measures intended to provide useful information that supplement Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

Trended Financial Information*

(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q123	Q223	Q323	Q423	Q124	Q224	FY22	FY23	YTD FY24
Total Revenue	$6.9	$7.0	$6.7	$6.6	$7.1	$7.8	$26.5	$27.2	$14.9
Advertising Revenue	$4.5	$4.6	$4.6	$4.6	$4.9	$5.5	$20.3	$18.3	$10.4
Digital goods and services	$1.3	$1.2	$1.1	$1.0	$0.9	$0.9	$1.7	$4.6	$1.9
Subscription Revenue	$0.9	$0.9	$0.8	$0.9	$1.0	$1.1	$3.7	$3.5	$2.1
Other Revenue	$0.2	$0.2	$0.2	$0.2	$0.2	$0.3	$0.8	$0.8	$0.5
GAAP Operating Income (Loss)	$(0.2)	$1.5	$(8.4)	$0.2	$0.3	$(11.9)	$11.8	$(6.9)	$(11.6)
GAAP Net Income (Loss)	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$9.7	$(6.1)	$(9.2)
GAAP Diluted Earnings (Loss) Per Share	$(0.01)	$0.11	$(0.55)	$0.01	$0.00	$(0.66)	$0.65	$(0.44)	$(0.66)
Non GAAP Net Income	$0.2	$0.8	$0.3	$0.6	$0.5	$0.5	$8.8	$1.9	$1.0
Non-GAAP Diluted EPS	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.59	$0.13	$0.07
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$1.5	$12.4	$5.7	$3.1
Adjusted EBITDA Margin	13.8%	20.5%	25.4%	24.2%	21.7%	19.9%	46.6%	20.9%	20.8%
Cash Flow from Operations	$1.1	$0.0	$1.6	$0.4	$1.3	$1.6	$11.5	$3.2	$2.8
MAU	31.9	32.2	32.0	30.9	28.5	28.8	nm	nm	nm
Well-developed Markets	7.1	7.4	7.2	6.8	6.2	6.2	nm	nm	nm
Emerging Markets	24.8	24.8	24.8	24.1	22.3	22.5	nm	nm	nm
Active Subscriptions (in 000s)	674	654	631	647	648	648	nm	nm	nm
ARPMAU	$0.054	$0.052	$0.053	$0.055	$0.063	$0.072	nm	nm	nm
Zedge Premium – GTV	$0.31	$0.44	$0.41	$0.38	$0.42	$0.54	$1.51	$1.54	$0.96

nm = not measurable/meaningful

*	numbers may not add due to rounding

Fiscal 2024 Commentary

Reich continued, “We continue positioning Zedge to drive sustainable, profitable, long-term revenue growth. To this end, we have consolidated and centralized many functions throughout the Company, including marketing, data, analytics and design. We also consolidated the product teams managing the Zedge Marketplace and GuruShots. The goals of the Company-wide overhaul are to fuel future growth and simultaneously reduce costs. This plan also ties specifically into GuruShots, where our focus is to to stabilize the business, return it to growth and reduce its cost base. Although still early, we are seeing signs of improvement at GuruShots, and the rest of the Company is also benefitting from these changes.

“Diving into GuruShots, we upgraded the product management team over the past two quarters with subject matter experts in gaming emanating from some of the leading global mobile gaming publishers. This team has overhauled our product roadmap, focusing on innovation, which we believe can put GuruShots onto a growth trajectory, even while still facing the complicated marketing landscape resulting from Apple’s ATT framework.

“More specifically, the team is focusing on several key areas, starting with feature development. Since its acquisition, GuruShots has not introduced any significant new features in the game. However, when new features were introduced in years past, many resulted in revenue growth jumps of 10% to 30%, and we are targeting these types of returns with the new feature roadmap, which we plan to roll out over time incrementally. A recent example was introducing the Turbo feature in January, which added more gameplay and raised average daily revenue by around 15%.

“We are also revamping the GuruShots game economy to drive improved revenue production from in-app purchases. To do this, we are migrating to a multiple currency, virtual coin-based economy, which will move the game away from today’s current more rigid economy. This transition will also enable us to reward all players in a controlled and bespoke fashion, encouraging engagement and further driving purchases. Behind the scenes, our team can manage various currencies and rewards to optimize gameplay and satisfaction.

“Finally, we are creating a much more user-friendly onboarding experience to make it more inviting for newbies and open the top of the funnel. As part of this, we will also enable a more nuanced game progression, making it easier to segment users based on their experience and, therefore, leveling out the competition.

“Coupled with these product changes is marketing. Specifically, we will more closely align marketing spend with feature introductions. We have taken steps to increase the return on ad spend (ROAS) from GuruShots’ paid user acquisition activities while also continuing to focus on app-store optimization (ASO), search engine optimization (SEO) and creative strategy and execution. We believe these items will help drive growth for GuruShots and create the value we envisioned when acquiring the business.

“In parallel to our strategy to turn the tide at GuruShots, we remain heavily invested in creating sustainable growth at the Zedge Marketplace and Emojipedia. For the former, while our investments in subscriptions, paid user acquisition, pAInt and other features have helped return the business to growth, we remain focused on reversing negative MAU trends to accelerate growth rates. For Emojipedia, we have a roadmap of new features and services that we plan to roll out over the next 12 months, including emoji mashups, emoticons, kaomojis and other user enhancements that we believe will drive new users, increase engagement and enable monetization growth.”

Earnings Announcement and Supplemental Information

Management will host an earnings conference call beginning at 10:00 a.m. Eastern to discuss its second fiscal quarter 2024 results, outlook, and strategy, followed by a Q&A with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 664424

Webcast URL: https://www.webcaster4.com/Webcast/Page/2205/50078

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 50078

About Zedge

Zedge builds digital marketplaces and friendly competitive games around content people use to express themselves. Our leading products include Zedge Ringtones and Wallpapers, a freemium digital content marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI wallpaper maker; GuruShots, a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji’. Our vision is to enable and connect creators who enjoy friendly competitions with a community of prospective consumers in order to drive commerce. We serve 10’s of millions of active users across our offerings every month. For more information, visit: investor.zedge.net

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	January 31,	July 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,064	$18,125
Trade accounts receivable	3,363	2,883
Prepaid expenses and other receivables	675	569
Total current assets	22,102	21,577
Property and equipment, net	2,608	2,186
Intangible assets, net	5,593	18,709
Goodwill	1,902	1,961
Deferred tax assets, net	4,461	1,842
Other assets	431	556
Total assets	$37,097	$46,831
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$933	$669
Accrued expenses and other current liabilities	2,852	2,676
Deferred revenues	2,056	2,414
Total current liabilities	5,841	5,759
Term loan, net of deferred financing costs	-	1,985
Deferred revenues--non-current	411	-
Other liabilities	163	223
Total liabilities	6,415	7,967
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at January 31, 2024 and July 31, 2023	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,756 shares issued and 13,917 shares outstanding at January 31, 2024, and 14,634 shares issued and 13,801 outstanding at July 31, 2023	148	146
Additional paid-in capital	47,313	46,122
Accumulated other comprehensive loss	(1,654)	(1,537)
Accumulated deficit	(13,187)	(3,942)
Treasury stock, 839 shares at January 31, 2024 and 833 shares at July 31, 2023, at cost	(1,943)	(1,930)
Total stockholders’ equity	30,682	38,864
Total liabilities and stockholders’ equity	$37,097	$46,831

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2024	2023	2024	2023
Revenues	$7,771	$6,983	$14,852	$13,883
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	458	632	944	1,264
Selling, general and administrative	6,523	5,871	12,022	11,697
Depreciation and amortization	762	815	1,537	1,608
Impairment of intangible assets	11,958	-	11,958	-
Change in fair value of contingent consideration	-	(1,793)	-	(1,943)
(Loss) income from operations	(11,930)	1,458	(11,609)	1,257
Interest and other income, net	165	77	246	112
Net gain (loss) resulting from foreign exchange transactions	76	160	(143)	84
(Loss) income before income taxes	(11,689)	1,695	(11,506)	1,453
Income tax (benefit) provision	(2,459)	89	(2,260)	16
Net (loss) income	$(9,230)	$1,606	$(9,246)	$1,437
Other comprehensive gain (loss):
Changes in foreign currency translation adjustment	250	152	(117)	(107)
Total other comprehensive gain (loss)	250	152	(117)	(107)
Total comprehensive (loss) income	$(8,980)	$1,758	$(9,363)	$1,330
(Loss) income per share attributable to Zedge, Inc. common stockholders:
Basic	$(0.66)	$0.11	$(0.66)	$0.10
Diluted	$(0.66)	$0.11	$(0.66)	$0.10
Weighted-average number of shares used in calculation of income (loss) per share:
Basic	14,068	14,087	14,022	14,208
Diluted	14,068	14,259	14,022	14,440

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	January 31,
	2024	2023

Operating activities
Net (loss) income	$(9,246)	$1,437
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	28	30
Amortization of intangible assets	1,158	1,158
Amortization of capitalized software and technology development costs	351	420
Amortization of deferred financing costs	15	1
Stock-based compensation	1,190	1,378
Impairment charge of intangible assets	11,958	-
Impairment of investment in privately-held company	50	-
Change in fair value of contingent consideration	-	(1,943)
Deferred income taxes	(2,619)	33
Change in assets and liabilities:
Trade accounts receivable	(480)	(377)
Prepaid expenses and other current assets	(106)	(938)
Other assets	15	22
Trade accounts payable and accrued expenses	445	497
Deferred revenue	53	(597)
Net cash provided by operating activities	2,812	1,121
Investing activities
Final payments for asset acquisitions	-	(962)
Capitalized software and technology development costs	(777)	(668)
Purchase of property and equipment	(23)	(53)
Net cash used in investing activities	(800)	(1,683)
Financing activities
Prepayment of term loan	(2,000)	-
Proceeds from term loan payable	-	2,000
Payment of deferred financing costs	-	(18)
Proceeds from exercise of stock options	3	-
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(13)	(989)
Net cash (used in) provided by financing activities	(2,010)	993
Effect of exchange rate changes on cash and cash equivalents	(63)	(57)
Net (decrease) increase in cash and cash equivalents	(61)	374
Cash and cash equivalents at beginning of period	18,125	17,085
Cash and cash equivalents at end of period	$18,064	$17,459

Use of Non-GAAP Measures

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Adjusted EBITDA Margin, and non-GAAP net income and EPS (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income and EPS), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net Income (Loss)	Q123	Q223	Q323	Q423	Q124	Q224	FY22	FY23	YTD FY24
Net (Loss) Income	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$9.7	$(6.1)	$(9.2)
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.1)	$(0.1)	$(0.1)	$(0.1)	$(0.2)	$(0.0)	$(0.3)	$(0.2)
Provision for (benefit from) income taxes	$(0.1)	$0.1	$(0.7)	$0.2	$0.2	$(2.5)	$1.9	$(0.5)	$(2.3)
Depreciation and amortization	$0.8	$0.8	$0.9	$0.8	$0.8	$0.8	$2.0	$3.3	$1.5
EBITDA	$0.5	$2.4	$(7.6)	$1.0	$0.9	$(11.1)	$13.5	$(3.6)	$(10.2)
Adjustments:
GuruShots acquisition related write-offs	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$12.0	$(4.0)	$6.8	$12.0
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$1.9	$2.5	$1.2
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.9	$0.0	$0.2
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$1.5	$12.4	$5.7	$3.1

numbers may not add due to rounding

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income	Q123	Q223	Q323	Q423	Q124	Q224	FY22	FY23	YTD FY24
GAAP Net Income (Loss)	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$9.7	$(6.1)	$(9.2)
Adjustments:
GuruShots acquisition related write-offs	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$12.0	$(4.0)	$6.8	$12.0
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$1.9	$2.5	$1.2
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.9	$0.0	$0.2
Income tax effect on non-GAAP items	$(0.1)	$0.2	$(1.3)	$(0.1)	$(0.2)	$(2.9)	$0.3	$(1.3)	$(3.1)
Non-GAAP Net Income	$0.2	$0.8	$0.3	$0.6	$0.5	$0.5	$8.8	$1.9	$1.0
Non-GAAP basic earnings per share	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.62	$0.13	$0.07
Non-GAAP diluted earnings per share	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.59	$0.13	$0.07
Weighted average shares used to compute Non-GAAP basic earnings per share	14.3	14.1	14.0	13.9	14.0	14.1	14.2	14.1	14.0
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.3	14.3	14.0	13.9	14.0	14.1	14.9	14.1	14.0

numbers may not add due to rounding